EXHIBIT 3(i)


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                               Secretary of State
                      THE GREAT SEAL OF THE STATE OF NEVADA
                                STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FUTURA CC, INC. did on March 14, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seat of State, at my office, in Carson City, Nevada, on March 15, 2000.




                                    /s/ Dean Heller

                                              Secretary  of  State

        [SEAL]
                                       By  /s/ illegible

                                              Certification  Clerk


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                                                                FILED # C2050-00
                                                                ----------------
                                                                  MAR 14 2000
                            ARTICLES OF INCORPORATION
                                       OF
                                 FUTURA CC, INC.

                                    ARTICLE I
                                    ---------

SECTION  1401  CORPORATION  NAME.  The  name  of  the  corporation  is:

                                 FUTURA CC, INC.

                                    ARTICLE 2
                                    ---------

SECTION  2.01 PRINCIPAL OFFICE. The corporation's registered office in the State
              ----------------
of Nevada is located at 177 East 7th Street, Carson City, County of Carson, State of Nevada, Zip Code 89701. The mailing address is 177 East 7th Street, Carson City, Nevada, 89701.

SECTION  2.02  ADDITIONAL  OFFICES.  The  corporation may maintain an office, or
               -------------------
offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.


                                    ARTICLE 3
                                    ---------

SECTION  3.01  NATURE  OF  THE BUSINESS The Corporation may engage in any lawful
               ------------------------
activity for which a corporation may be arranged under the General Laws of Nevada.

SECTION 3.02 ADDITIONAL ACTIVITIES Corporation may engage in any lawful activity
             ---------------------
including,  but  not  limited  to,  the  following:
          (A)  Shall  have  the  power  to  make  contracts.
          (B) Shall have the power to purchase, hold, and sell or convey Real Property or Personal Property in the State of Nevada or in any other State, Territory of the United States, or any Country.


                                   Page 1 of 4
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          (C)  Shall  have  the  power to appoint such officers or agents as the officers of the Corporation shall require, and shall have the power to pay compensation for he services provided.
          (D) Shall have the power to borrow money and contract debts as necessary for the benefit of the Corporation's business.
          (E) Shall have the power to lend money as is necessary for the benefit of the Corporation's business.
          (F) Shall have the power to enter into General or Limited Partnerships, Joint Ventures or other business associations.

                                    Article 4
                                    ---------

SECTION  4.01  CAPITAL STOCK. The Corporation is authorized to issue Twenty Five
               -------------
Million  (25,000,000)  shares  of  stock  with  a  par value of one mill (.001).
SECTION 4.02 USE OF THE STOCK. The Board of Directors may fix the use of the stock from time to time as they deem necessary for the carrying out of the Corporation's business.

                                    ARTICLE 5
                                    ---------

SECTION  5.01  GOVERNING  BOARD. The Governing Board of the Corporation shall be
               ----------------
known as Directors. The Board of Directors shall be elected by the stockholders at the annual meeting, or such other time as the bylaws may provide, and shall hold office until their successors are respectively elected and qualified.

SECTION  5.02  NUMBER OF DIRECTORS The initial Board of Directors shall have one
               -------------------
(1) director. The number of Directors may from time to time be increased or decreased in such a manner as shall be provided by the by-laws of this Corporation, providing that the number of Directors conforms to the Statutes of the Corporation Law of the State of Nevada.

SECTION  5.03  INITIAL  DIRECTOR'S NAMES AND ADDRESSES. The name and post office
               ---------------------------------------
address  of  the  initial  Board  of  Directors  is;

                                  Bobby Frenkel
                                  5840  Coldwater  Canyon
                                  No.  Hollywood,  CA  91607


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                                    ARTICLE 6
                                    ---------

SECTION  6.01  ASSESSMENT  OF  STOCKHOLDERS  FOR  CORPORATE  DEBT.  The  private
               ---------------------------------------------------
property of Shareholders, Directors, Officers, employees and or Agent of the Corporation shall be forever exempt from all corporate debts of any kind whatsoever.

                                    ARTICLE 7
                                    ---------

INCORPORATOR.  The  name and post office address of the incorporator signing the
------------
articles  of  incorporation  is:

                                  MCQ  Ventures,  Inc.
                                  177  East  7th  Street
                                  Carson  City,  NV  89701


                                    ARTICLE 8
                                    ---------

LIFE  OF  THE  CORPORATION.  The  Corporation  is  to  have perpetual existence.

                                    ARTICLE 9
                                    ---------

RESIDENT  AGENT.  The  resident  agent  for  this  Corporation  shall  be:
---------------

                                  MCQ  Ventures,  Inc.
                                  177  East  7th  Street
                                  Carson  City,  NV  89701



I  hereby  sign as the incorporator for the above corporation on March 13, 2000.

                                         INCORPORATOR


                                         /s/  John  A.  McQuirk
                                         ---------------------------
                                         John  A.  McQuirk  for
                                         MCQ  Ventures,  Inc.


                                  Page 3 of 4
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                                                                FILED # C2050-00
                                                                ----------------
                                                                  MAR 14 2000


                            Certificate of Acceptance
                        of Appointment by Resident Agent

           FOR:  FUTURA  CC,  INC.

MCQ Ventures, Inc. hereby certifies that on this dates March 13, 2000, accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.


IN  WITNESS  WHERE  OF,  1  have  hereunto  set  my  hand  this  March 13, 2000.



                                         /s/  John  A.  McQuirk
                                         ---------------------------
                                         John  A.  McQuirk  for
                                         MCQ  Ventures,  Inc.


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